UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 16, 2010

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Restructuring of Financing Agreement

On March 16, 2010 (the “Execution Date”), Unigene Laboratories, Inc. (the “Company”) entered into an Amended and Restated Financing Agreement, by and among the Company, Victory Park Management, LLC, as administrative agent and collateral agent (“Victory Park”), and the Lender party thereto (collectively, the “VPC Parties”) (together with all exhibits and schedules thereto, and as the same may have been and may hereafter be amended, restated, modified and supplemented from time to time, the “Restated Financing Agreement”). The Restated Financing Agreement amends and restates in its entirety and replaces (without constituting a novation), the Financing Agreement (such amendment and restatement herein referenced as the “Restructuring”) dated as of September 30, 2008, by and among the Company, Victory Park, as administrative agent and collateral agent, and the Lenders party thereto (the “Original Financing Agreement”), which was previously disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2008 (the “Original 8-K”). A closing under the Restated Financing is scheduled to occur on March 17, 2010 (the “First Closing”). In connection therewith, the Company and the VPC Parties have executed a Master Reaffirmation and Amendment to Transaction Documents (the “Master Reaffirmation”) to acknowledge and reaffirm that the transaction documents entered into, and the liens and security interests granted in connection with, the Original Financing Agreement, secure the Obligations (defined therein) of the Company under the Original Financing Agreement, as amended and restated and increased, pursuant to the Restated Financing Agreement. These original transaction documents include, without limitation, the Original Financing Agreement, a pledge and security agreement, related intellectual property security agreements, a deposit account control agreement and a mortgage.

Under the terms of the Restated Financing Agreement, at the First Closing, the Company will issue to the Lender, and the Lender will purchase, $33,000,000 aggregate principal amount of three-year, senior secured convertible notes (the “Convertible Notes”), by way of surrender of the three-year, senior secured non-convertible notes (the “Original Notes”) that the Company previously issued and sold to the Lenders pursuant to the Original Financing Agreement, in the aggregate principal amount of approximately $19,360,000, and by way of cash payment of approximately $13,640,000 for the balance. In addition, under certain circumstances, the Company may request that the Lender issue up to an additional $3 million aggregate principal amount of Convertible Notes at one subsequent closing (the “Subsequent Closing”), which shall be no later than the second anniversary of the First Closing. No Lender, however, shall be required to purchase Convertible Notes at the Subsequent Closing unless such Lender has, in its sole discretion, agreed in writing, in response to the Company’s written request for a Subsequent Closing, to such purchase. The maturity date of the Convertible Notes has been extended to March 17, 2013 from September 30, 2011 under the Original Notes. Under the terms of the Restated Financing Agreement, the Master Reaffirmation and related security agreements and mortgage, the Convertible Notes are secured by a first priority lien on all current and future assets of the Company. The Convertible Notes will accrue interest at a rate per annum equal to the greater of (x) the Prime Rate plus 5% and (y) 15%, which, in the absence of an Event of Default (as defined therein), shall be capitalized and added to the outstanding principal balance of the Convertible Note on each anniversary of the date of issuance other than the maturity date. The Convertible Notes are convertible into shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at the Lender’s option at the earliest of (w) the first anniversary of the date of issuance, (x) the occurrence of a Fundamental Transaction (as defined in the Convertible Notes), (y) Lender’s receipt of a Permitted Redemption Notice (as defined in the Restated Financing Agreement), and (z) an Event of Default. The initial conversion rate, which is subject to adjustment as set forth in the Convertible Notes, is calculated by dividing the sum of the principal to be converted plus all accrued and unpaid interest thereon by $0.70 per share. The Company is subject to certain cash damages, as set forth in the Convertible Notes, in the case of a failure to timely convert the notes and a failure to timely convert is also an Event of Default, subject to additional remedies described in the Restated Financing Agreement. As of the First Closing, the Company lacked sufficient shares of Common Stock to deliver all of the Conversion Shares and the Company is required to obtain stockholder approval to amend its certificate of incorporation to increase the number of authorized shares. After the first anniversary of the First Closing, under certain circumstance, the Company has the right to prepay up to $13,642,472 of the Convertible Notes at a price equal to 110% of the Convertible Notes being repaid plus accrued and unpaid interest, subject to customary conditions. The Convertible Notes also are subject to certain mandatory prepayment events set forth in the Restated Financing Agreement, such as upon receipt of certain proceeds from asset sales, equity issuances, milestone payments under the Company’s material license agreements or certain other receipts of cash outside the ordinary course of business. At the First Closing, the Company will make a payment of $660,000 to the Lender with the proceeds from the sale of the Convertible Notes in respect of an issuance fee and a payment of approximately $714,000 to RBC Capital Markets in connection with investment advisory services rendered.

At the First Closing, the Company will also enter into an Amended and Restated Registration Rights Agreement (the “Restated Registration Rights Agreement”) with the Lender which provides them with certain rights to require the Company to file with the SEC a registration statement covering the resale of all shares held by the Lenders and their affiliates, including (i) the 1,800,000 shares (the “Shares”) of Common Stock that the Company previously issued to the Lenders, and (ii) the shares of Common Stock which will be issued to the Lender upon conversion of the Convertible Notes (the “Conversion Shares”). Assuming that the Convertible Notes were convertible in full on the First Closing Date (with conversion only of the original principal amount thereof into the Conversion Shares), then, together with the Shares and other securities owned by them, Victory Park and its affiliates would beneficially own in the aggregate approximately 38.7% of the Company’s outstanding Common Stock (as diluted by outstanding options) as of the First Closing Date.

Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described in this Current Report on Form 8-K, neither the Restated Financing Agreement nor the Restated Registration Rights Agreement (together, the “Restated Agreements”) is intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the Restated Agreements are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Restated Agreements and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Restated Agreements. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with the Annual Meeting of Stockholders to approve a proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock (the “Proposal”). The proxy statement will be sent to the stockholders of the Company in accordance with the proxy rules. Before making any voting decision with respect to the Proposal, stockholders of the Company are urged to read the proxy statement and any other relevant materials filed with the SEC, when they become available, because they will contain important information about the Proposal. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at <www.sec.gov>. In addition, investors and stockholders of the Company may obtain free copies of the documents filed with the SEC by contacting the Company at 973-265-1100. You may also read and copy any reports, statements and other information filed by the Company at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Amendment and Restatement of Levy Debt

In connection with the Restated Financing Agreement, the Company also entered into a Reaffirmation of Affiliate Subordination Agreement (the “Subordination Reaffirmation”) by and among the Company, Jean Levy, Jaynjean Levy Family Limited Partnership (the “Partnership”) and Victory Park. Under the terms of the Subordination Reaffirmation, repayment of the Company’s existing indebtedness payable in favor of Mrs. Levy, to whom Jay Levy previously transferred and assigned his Company notes, and the Partnership, which is evidenced by Secured Promissory Notes (the “Existing Notes”) that were previously filed by the Company with the SEC on the Original 8-K, remain subordinated to the indebtedness payable in favor of the Lender in accordance with the terms and conditions of the original affiliate subordination agreement, which the Company, the subordinated creditors and Victory Park entered into on September 30, 2008. Simultaneously with entering into the Subordination Reaffirmation, the Company and the holders of the Existing Notes amended and restated the Existing Notes (as amended, the “Amended Notes”) to modify the terms therein. The Amended Notes, which are secured by a secondary lien on the Company’s equipment and certain of the Company’s United States patents and patent applications, as well as a secondary mortgage on certain of the Company’s real property, will bear interest at a rate of 9.0% per annum from May 10, 2007 to the First Closing and 12.0% per annum thereafter, each of which shall be non-compounding. The Company shall make the following payments as set forth in, and pursuant to, the Amended Notes: (w) an aggregate principal payment under the Amended Notes of $1,000,000 on May 10, 2010, (x) an aggregate principal payment under the Amended Notes of $500,000 on November 10, 2010, (y) an aggregate principal payment under the Amended Notes of $250,000 on May 10, 2011, and (z) payment of all unpaid principal and accrued and unpaid interest under the Amended Notes on June 18, 2013, subject in each case to certain conditions set forth in the Subordination Reaffirmation. The Company has the right to prepay the Amended Notes with no penalties, provided that all senior debt has been indefeasibly repaid in full first. The Amended Notes also are subject to certain mandatory prepayment events set forth therein.

The descriptions of the Restated Financing Agreement, the Master Reaffirmation, the Convertible Notes, the Restated Registration Rights Agreement, the Subordination Reaffirmation and the Amended Notes above do not purport to be complete and are qualified in their entirety by reference, as applicable, to copies respectively filed as Exhibits 10.1 through 10.4 and 10.7 hereto, which are incorporated herein by reference, or by documents that will be filed by the Company in the future in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the press release issued by the Company announcing the Restated Financing Agreement, the Restructuring and the transactions described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Amendment to Rights Agreement

On March 16, 2010, in connection with the Restructuring, an Amendment (the “Amendment”) to the Rights Agreement dated as of December 20, 2002 (the “Rights Agreement”), between the Company and Registrar and Transfer Company (the “Rights Agent”), was executed in order to render the Rights inapplicable to the Restructuring and the other transactions contemplated by or occurring concurrently with the Restructuring. The Amendment provides, among other things, that none of the VPC Parties (as such term is defined in the Amendment) shall be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement), either individually or collectively, by virtue of, and no holder of Rights shall be entitled to exercise such Rights (as such term is defined in the Rights Agreement) solely by reason of: (i) the approval, execution, delivery or performance of the Restated Financing Agreement, (ii) the public announcement of the Restructuring, (iii) the consummation of the Restructuring, (iv) the acquiring of Beneficial Ownership (as such term is defined in the Rights Agreement) of Common Stock by any VPC Party (A) in connection with the Restructuring, (B) upon the Conversion Commencement Date (as defined in the Convertible Notes), (C) upon conversion of the Convertible Notes, (D) upon the Stockholder Approval or the Filing (each as defined in the Restated Financing Agreement), or (E) otherwise pursuant to the Restated Financing Agreement, or (v) the VPC Parties’ ownership of the Securities (as defined in the Restated Financing Agreement) or any other securities of the Company.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information provided in Item 1.01 of this Current Report on Form 8-K under the title “Restructuring of Financing Agreement” is hereby incorporated into this Item 2.03 by reference.

Section 3 – Securities and Trading Markets

Item 3.03.	Material Modification to Rights of Security Holders.

The description of the Amendment to Rights Agreement set forth above under Item 1.01 of this Current Report on Form 8-K under the title “Amendment to Rights Agreement” is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective immediately following the First Closing, Jay Levy (“Mr. J. Levy”) resigned as Chairman of the Company’s Board of Directors (the “Board”) and as a director and Ronald S. Levy (“Dr. Ron Levy”) resigned as the Company’s Secretary and as a director. Dr. Ron Levy continues to serve as the Company’s Executive Vice President. Under the terms of the Restated Financing Agreement, the Company is obligated to use its reasonable best efforts to identify, interview and negotiate with candidates for, and, subject to the Board’s approval, hire a new Chief Executive Officer as successor to Warren Levy as soon as reasonably practicable.

(d) As part of the Restructuring, effective immediately following the First Closing, the Board appointed Richard N. Levy to serve as a director of the Company. As of the First Closing, Richard N. Levy, who is not related to Mr. J. Levy, Dr. Ron Levy or Dr. Warren Levy, was also elected by the Board to serve as Chairman of the Board and as a member of the Company’s Nominating and Corporate Governance Committee. Richard N. Levy is the Managing Principal and Founder of Victory Park Capital, which controls the investment decisions of the Lender who is a party to the Restated Financing Agreement described above under Item 1.01. The description of the Restructuring, the Restated Financing Agreement, the Master Reaffirmation, the Convertible Notes, the Restated Registration Rights Agreement and the Subordination Reaffirmation set forth above under Item 1.01 is incorporated herein by reference.

(e) Employment Amendments. At the First Closing, upon the approval of the disinterested directors on the Board, the Company also entered into (i) a Second Amendment to Employment Agreement (the “WL Employment Amendment”) with Dr. Warren S. Levy (“Dr. W. Levy”), the Company’s Chief Executive Officer and President, to amend that certain Employment Agreement, dated as of January 1, 2000, by and between Dr. W. Levy and the Company (as previously amended, the “WL Agreement”), and (ii) a Second Amendment to Employment Agreement (the “RL Employment Amendment”) with Dr. R. Levy, the Company’s Executive Vice President to amend that certain Employment Agreement, dated as of January 1, 2000, by and between Dr. R. Levy and the Company (as previously amended, the “RL Agreement”). The WL Agreement and the RL Agreement (together, the “Employment Agreements”) were previously filed by the Company with the SEC with the Company’s Annual Report on Form 10-K for the years ended December 31, 1999 and 2008, and except as set forth below, the terms of the Employment Agreements remain unchanged and in full force and effect.

The WL Employment Amendment and the RL Employment Amendment (together, the “Employment Amendments”) each provide that, upon (a) termination of the employment of the executive by the Company without cause or (b) resignation of the executive for good reason (which is defined to mean a change of control of the Company or a material diminution of the executive’s responsibilities without his consent, provided that, after the Company’s hiring of a new Chief Executive Officer (the “CEO Engagement”), each agrees that he will not so resign due to material diminution for three (3) months thereafter), (i) the Company will make a severance payment to the executive equal to eighteen months of his then-current annual base salary, payable six months following termination in a lump sum representing twelve months of severance, and the balance during months twelve through eighteen following termination, plus the cash value of all accrued vacation days, (ii) all of the executive’s outstanding and unvested stock options shall vest in full immediately, (iii) any of the executive’s options which are outstanding on the date of his termination will remain exercisable for a period of three and one-half years following such termination or until the termination date of the option, whichever is earlier, (iv) the Company will provide the executive with full medical benefits for eighteen months immediately following the date of the executive’s termination, and (v) grant the executive a stock option for 100,000 shares of Common Stock, exercisable at $1.20 per share, which stock option will vest upon the three month anniversary of the CEO Engagement.

Retention Program and Restated CIC Agreements. On March 16, 2010, the Board reviewed the recommendations of the Company’s Compensation Committee and approved and adopted a retention program, subject to the approval and closing of the Restructuring, to promote the retention of certain of the Company’s vice presidents (each of whom is listed below and collectively, the “Vice Presidents”) and certain other essential employees of the Company and to motivate the Vice Presidents and align their interests with the interests of the Company’s stockholders by, among other things, granting certain stock options to the Vice Presidents. In light of this program, following the First Closing, the Company will enter into an Amended and Restated Change of Control Agreement (each, a “Restated CIC Agreement”) with each of the Vice Presidents, which will replace the Change of Control Agreements which the Company and the Vice Presidents previously executed, a form of which was previously filed by the Company with the SEC on a Current Report on Form 8-K on June 24, 2008.

The Restated CIC Agreement provides that if (i) the Vice President is not hired by the surviving company following a Change in Control (as defined in the Restated CIC Agreement) other than for Cause (as defined in the Restated CIC Agreement), (ii) the Vice President’s employment with the Company is terminated within twelve months following a Change in Control (a) by the surviving company other than for Cause or (b) by the Vice President for Good Reason (as defined in the Restated CIC Agreement), (iii) the Vice President’s employment with the Company is terminated other than for Cause within twelve months following the First Closing under the Restated Financing Agreement (“Termination A”), or (iv) the Vice President’s employment with the Company is terminated other than for Cause within six months following the Company’s hiring of a new CEO, provided such CEO is hired within twelve months of the First Closing (“Termination B” and together with Termination A, a “Related Termination”), then the Vice President will be entitled to receive a severance payment equal to twelve months of the Vice President’s annual base salary as in effect on the date of such executive’s termination. The severance payment will be paid as salary continuation in accordance with the regular payroll cycle of the Company or the surviving company (such twelve month period, the “Severance Period”) and receipt of such payment is conditioned on the executive’s execution and delivery of a general release of all claims against the Company, the surviving company and related parties. However, any severance which a Vice President receives in connection with a Related Termination will be reduced on a dollar-for-dollar basis to reflect any amounts paid during the Severance Period to such Vice President by a subsequent employer. In addition, the executive agrees not to compete with the Company or the surviving company, or solicit any of their employees, clients or customers, during his employment with the Company or the surviving company and for one year following such executive’s termination or cessation of employment with the Company or the surviving company for any reason.

In addition, the Board determined that the terms of all currently outstanding options and restricted stock grants held by the Vice Presidents (the “Current Grants”), under the Company’s 2006 Stock-Based Incentive Compensation Plan, as amended (the “2006 Plan”), will be amended to provide that (a) upon the occurrence of a Related Termination, any unvested Current Grants scheduled to vest within twelve months following the date of such Related Termination would accelerate vesting and (b) the then-vested options contained in the Current Grants would remain exercisable for a period of three years following such Related Termination or until the termination date of the Current Grant, whichever is earlier. Lastly, the retention program provides that, pursuant to the 2006 Plan, the Vice Presidents will be granted the following non-qualified options (the “New Grants”) to purchase shares of Common Stock:

Name and Principal Position	Options to Purchase Shares of Common Stock

William Steinhauer Vice President of Finance	100,000

Paul P. Shields Vice President, Manufacturing Operations	100,000

Nozer M. Mehta Vice President, Biological R&D	100,000

James P. Gilligan Vice President of Product Development	20,000 (pro rated based on his part- time status)

The exercise price for the New Grants will be the Fair Market Value (as defined in the 2006 Plan) on the second trading day following the public announcement of the Restructuring. The New Grants will vest in equal annual installments over four years, provided that upon the occurrence of a Related Termination, (i) any unvested New Grants scheduled to vest within twelve months following the date of such Related Termination would accelerate vesting, and (ii) that the vested options contained in the New Grants would remain exercisable for a period of three years following such Related Termination or until the termination date of the New Grant, whichever is earlier.

The descriptions of the Employment Amendments and the Restated CIC Agreement above do not purport to be complete and are qualified in their entirety, as applicable, by the documents which will be filed by the Company in the future in accordance with the Exchange Act or by the copy filed as Exhibit 10.8 hereto, which is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.	Other Events.

Effective as of the First Closing, the Company terminated the employment of Jay Levy as the Company’s Treasurer. Simultaneously, as set forth above under Item 5.02(b), Mr. J. Levy resigned as Chairman of the Company’s Board of Directors and as a director. Pursuant to that certain Employment Agreement, dated as of January 1, 2000, by and between the Company and Mr. J. Levy, as amended, which was previously filed by the Company with the SEC on an Annual Report on Form 10-K on (i) March 30, 2000 and (ii) March 16, 2009, the Company shall remit to Mr. J. Levy a severance payment in the amount of $71,250, which represents Mr. J. Levy’s current annual salary, plus the cash value of his accrued vacation days. Mr. Jay Levy’s options will also be exercisable for three and one-half years following termination.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

4.1	Amendment to Rights Agreement, dated March 16, 2010

10.1	Amended and Restated Financing Agreement, dated as of March 16, 2010, by and among the Company, the Lenders and Victory Park Management, LLC, as agent

10.2	Master Reaffirmation and Amendment to Transaction Documents, dated as of March 17, 2010, by and among the Company and Victory Park Management, LLC, as agent *

10.3	Senior Secured Convertible Term Note, dated March 17, 2010, issued by the Company in favor of the Lenders signatory to the Restated Financing Agreement

10.4	Amended and Restated Registration Rights Agreement, dated as of March 17, 2010, by and among the Company and the Lenders

10.5	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 30, 2008, by and between the Company and Victory Park Management, LLC, as agent

10.6	First Amendment to Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of March 17, 2010, by and between the Company and Victory Park Management, LLC, as agent

10.7	Affiliate Subordination Reaffirmation, dated as of March 17, 2010, by and among the Company, Jean Levy, Jaynjean Levy Family Limited Partnership and Victory Park Management, LLC, as agent for the Lenders

10.8	Form of Amended and Restated Change in Control Agreement, by and between the Company and the vice president named therein

99.1	Press Release, dated March 17, 2010

*	Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ WARREN P. LEVY
Warren P. Levy, President

Date: March 17, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Amendment to Rights Agreement, dated March 16, 2010

10.1	Amended and Restated Financing Agreement, dated as of March 16, 2010, by and among the Company, the Lenders and Victory Park Management, LLC, as agent

10.2	Master Reaffirmation and Amendment to Transaction Documents, dated as of March 17, 2010, by and among the Company and Victory Park Management, LLC, as agent *

10.3	Senior Secured Convertible Term Note, dated March 17, 2010, issued by the Company in favor of the Lenders signatory to the Restated Financing Agreement

10.4	Amended and Restated Registration Rights Agreement, dated as of March 17, 2010, by and among the Company and the Lenders

10.5	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 30, 2008, by and between the Company and Victory Park Management, LLC, as agent

10.6	First Amendment to Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of March 17, 2010, by and between the Company and Victory Park Management, LLC, as agent

10.7	Affiliate Subordination Reaffirmation, dated as of March 17, 2010, by and among the Company, Jean Levy, Jaynjean Levy Family Limited Partnership and Victory Park Management, LLC, as agent for the Lenders

10.8	Form of Amended and Restated Change in Control Agreement, by and between the Company and the vice president named therein

99.1	Press Release, dated March 17, 2010

*	Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

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